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                                                                    EXHIBIT 99.3


    AMERICAN SEAFOODS GROUP LLC AND AMERICAN SEAFOODS, INC. OFFER TO EXCHANGE ANY AND ALL OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2010 ISSUED
     ON APRIL 18, 2002 FOR 10 1/8% SENIOR SUBORDINATED NOTES DUE 2010 WHICH
              HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


TO OUR CLIENTS:

         Enclosed for your consideration is a Prospectus, dated           , 2002
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of American Seafoods Group LLC and American Seafoods, Inc. (together, the "Company") to exchange their 10 1/8% Senior Subordinated Notes due 2010, which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for their outstanding 10 1/8% Senior Subordinated Notes due 2010 (the "Old Notes") issued on April 18, 2002, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated April 18, 2002, by and among the Company, the guarantors listed thereto and the initial purchasers referred to therein.

         This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M.,
New York City time, on                 , 2002, unless extended by the Company
(the "Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date.

         Your attention is directed to the following:

         1.       The Exchange Offer is for any and all Old Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."

         3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

         4.       The Exchange Offer expires at 5:00 P.M., New York City time,
                  on                   , 2002, unless extended by the Company.

         If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

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                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by American Seafoods Group LLC and American Seafoods, Inc. with respect to the Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

             $            of 10 1/8% Senior Subordinated Notes due 2010.


         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[_]  To TENDER $         of Old Notes held by you for the account of the
     undersigned (insert principal amount of Old Notes to be tendered (if any)):

[_]  NOT to TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Old Notes or New Notes, (iii) neither the undersigned nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (iv) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                    SIGN HERE

Dated: __________, 2002

Signature(s):___________________________________________________________________

Print name(s) here:_____________________________________________________________

Print Address(es):______________________________________________________________

Area Code and Telephone Number(s):______________________________________________

Tax Identification or Social Security Number(s):________________________________

         None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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